Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016  Incentive Compensation Plan of Allot Ltd. of our reports dated April 10, 2024, with respect to the consolidated  financial statements of Allot Ltd., and the effectiveness of internal control over financial reporting of Allot Ltd.,  included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Security and  Exchange Commission.

April 10, 2024	/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of EY Global